UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2005 (November 18, 2005)

PROTALEX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

       On November 18, 2005, Protalex, Inc. (the “Company”) and Union Square, L.P. entered into an Addendum to Lease dated December 1, 2003, which modified and extended the lease for office space located at 145 Union Square Drive, New Hope, PA 18938. The lease amended the lease dated December 1, 2003, which was previously filed with the SEC on January 14, 2004. The modified lease agreement expands the office space to include property located at 130 Union Square Drive and extended the lease termination date to January 31, 2008. The Company will be responsible for certain costs associated with retrofitting the new and existing office space.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Addendum to Lease Dated December 1st, 2003 Between Union Square, L.P. (Landlord), and Protalex, Inc. (Tenant), For 145 Union Square Drive, New Hope, PA 18938.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Date: November 22, 2005	By:	/s/ Marc L. Rose

Name: Marc L. Rose Title: Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary